Exhibit 3.1


          INCORPORATED PURSUANT TO THE CANADA BUSINESS CORPORATIONS ACT


                            IQ POWER TECHNOLOGY INC.

NUMBER                                                                 SHARES

                                                  44985N 10 6


THIS CERTIFIES THAT



Is the registered holder of



          FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE


In the Capital of the above named Corporation subject to the Articles and By-laws of the Corporation transferable on the books of the Corporaiton by the registered holder in person or by Attorney duly authorized in writing upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers at Vancouver, British Columbia.


                      DATED -----------------------------



--------------------------------
              President

                                    COUNTERSIGNED AND REGISTERED
                                    MONTREAL TRUST COMPANY OF CANADA   VANCOUVER
                                    TRANSFER AGENT AND REGISTRAR


--------------------------------
              Secretary             By  --------------------------------
                                    Authorized Officer



                 The Shares represented by this Certificate are
                  transferable at the offices of Montreal Trust
                        Company of Canada, Vancouver B.C.